Exhibit 32.01

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2010 (the “Form 10-Q”) of 1st Financial Services Corporation, we, Michael G. Mayer, Chief Executive Officer of the Company, and Mary K. Dopko, Principal Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(a) the Form 10-Q fully complies with the requirements of Sections 13a of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

By:	/s/ Michael G. Mayer	Date: May 17, 2010
Michael G. Mayer
Chief Executive Officer

By:	/s/ Mary K. Dopko	Date: May 17, 2010
Mary K. Dopko
Principal Financial Officer

This certification is being furnished and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.